Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP
OF
9103-4793 DELAWARE LP

This Certificate of Limited Partnership of 9103-4793 Delaware LP (the “Partnership”), dated April 27, 2001, is being duly executed and filed by 9103-4793 Quebec Inc., a Canadian corporation, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. 17-101, et seq.)

1.     Name.  The name of the limited partnership formed hereby is 9103-4793 Delaware LP.

2.     Registered Office.  The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.     Registered Agent.  The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

4.     General Partner.  The name and the business address of the general partner of the Partnership is:

Name	Address

9103-4793 Quebec Inc.	1600 St. Martin Blvd. East
Tower B, Suite 200
Laval, Quebec H7G 4S7

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first above written.

9103-4793 QUEBEC INC.,
sole general partner

By:	/s/ Stéphane Gonthier
Name:
Title:

CERTIFICATE OF CORRECTION
FILED TO CORRECT A CERTAIN ERROR IN
THE CERTIFICATE OF LIMITED PARTNERSHIP OF

9103-4793 DELAWARE LP

On behalf of 3055854 Nova Scotia Company, an unlimited liability company organized and existing under the laws of the province of Nova Scotia, Canada, and the sole general partner of 9103-4793 Delaware LP (the “Partnership”), the undersigned DOES HEREBY CERTIFY as follows:

1.     The name of the Partnership is 9103-4793 Delaware LP.

2.     A Certificate of Limited Partnership was filed with the Secretary of State of Delaware on April 27, 2001 with respect to the Partnership. Said Certificate requires correction as permitted under Section 17-213 of the Delaware Revised Uniform Limited Partnership Act (6 Del.C. 17-213).

3.     The inaccuracy or defect of said Certificate to be corrected is that said Certificate incorrectly identifies the general partner of the Partnership as 9103-4793 Quebec Inc. whereas, pursuant to the Agreement of Limited Partnership for the Partnership, the general partner of the Partnership is 3055854 Nova Scotia Company.

4.     Article 4 of the Certificate of Limited Partnership is therefore amended and restated to read as follows:

“4.   General Partner.  The name and the business address of the general partner of the Partnership is:

Name	Address

3055854 Nova Scotia Company	1600 St. Martin Blvd. East
Tower B, Suite 200
Laval, Quebec H7G 4S7”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction as of the date first above written.

3055854 Nova Scotia Company,
sole general partner

By:	/s/ Stéphane Gonthier
Name: Stéphane Gonthier
Title: Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 11/06/2001
010560902 — 3385980

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “9103-4793 DELAWARE LP”, CHANGING ITS NAME FROM “9103-4793 DELAWARE LP” TO “COUCHE-TARD U.S. L.P.”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF NOVEMBER, A.D. 2003, AT 5:08 O’CLOCK P.M.

	[SEAL]	/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

3385980	8100	AUTHENTICATION:	2741229

030718081		DATE:	11-12-03

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
9103-4793 DELAWARE LP

The undersigned, desiring to amend the Certificate of Limited Partnership of 9103-4793 Delaware LP pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is 9103-4793 Delaware LP.

SECOND: Article 1 of the Certificate of Limited Partnership shall be amended to read in its entirety as follows:

“1. Name. The name of the Limited Partnership is Couche-Tard U.S. L.P.”.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 7th day of November, 2003.

3055854 Nova Scotia Company,
its sole general partner

By:	/s/ Richard Fortin
Name:	Richard Fortin
Its:	Vice-President

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:13 PM 11/07/2003
FILED 05:08 PM 11/07/2003
SRV 030718081 — 3385980 FILE